SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

April 19, 2004

THE EXPLORATION COMPANY OF DELAWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9120	84-0793089
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

500 North Loop 1604 East, Suite 250
San Antonio, Texas	78232
(Address of principal executive offices)	(Zip Code)

(210) 496-5300
(Registrant's telephone number,
including area code)

Item 9: Regulation FD Disclosure

The Registrant issued a press release on April 19, 2004, entitled "The Exploration Company To Webcast IPAA Investment Symposium Presentation". The presentation and webcast were held live at 1:30 p.m. eastern daylight time on Wednesday, April 21, 2004, and may be played back for the next 90 days from the Company's website.

On April 21, 2004 the Registrant delivered a presentation to the IPAA Investment Symposium in New York. An outline of that presentation is included at Exhibit 99.2. During the presentation, Mr. Sigmon updated operational data on the Taylor well and the change in operator for the Comanche lease, as well as reviewing financial information, which had been previously disclosed.

The following exhibit is furnished herewith:

Exhibit
Number Description

99.1	April 19, 2004 Press Release, entitled "The Exploration Company To Webcast IPAA Investment Symposium Presentation"

99.2	Outline of TXCO's April 21, 2004 Presentation to the IPAA Investment Symposium

The information in this Report (including Exhibit 99) is furnished pursuant to Item 9 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 23, 2004

THE EXPLORATION COMPANY OF DELAWARE, INC.

/s/ P. Mark Stark

P. Mark Stark
Chief Financial Officer
(Principal Accounting and Financial Officer)